SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

   Filed by the Registrant  [x]
   Filed by a Party other than the Registrant  [ ]

   Check the appropriate box:
   [ ]  Preliminary Proxy Statement         [ ]  Confidfential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
   [x]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
________________________________________________________________________________

                             NEOPATH, INC.
            (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [x]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

   (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

   (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

   (5)  Total fee paid:

________________________________________________________________________________

   [ ]  Fee paid previously with preliminary materials:

________________________________________________________________________________

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

________________________________________________________________________________

   (2)  Form, Schedule or Registration Statement no.:

________________________________________________________________________________

   (3)  Filing Party:

________________________________________________________________________________

   (4)  Date Filed:

________________________________________________________________________________

                        [LOGO OF NEOPATH, INC.]

                          Redmond, Washington
                            April 14, 1998




Dear Shareholders:

      On behalf of the Board of Directors and management, I cordially invite you to attend the NeoPath, Inc. (the "Company") 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 21, 1998 at 8:30 a.m. (Pacific daylight time) at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington.

      At the Annual Meeting, you will be asked to elect two directors to the Company's Board of Directors and to consider and vote upon a proposal to amend the NeoPath, Inc. 1989 Restated Stock Option Plan (the "1989 Plan") to increase the number of shares issuable under the 1989 Plan. Your attention is directed to the accompanying Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for further information with respect to matters to be acted upon at the Annual Meeting.

      NEOPATH'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT TO THE 1989 PLAN.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

                                        Very truly yours,



                                        Alan C. Nelson
                                        President and
                                        Chief Executive Officer









                PLEASE COMPLETE, SIGN, DATE AND RETURN
                        THE ENCLOSED PROXY CARD

                        [LOGO OF NEOPATH, INC.]

                        8271 - 154th Avenue NE
                      Redmond, Washington  98052

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD MAY 21, 1998


To the Shareholders:

     The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of NeoPath, Inc., a Washington corporation (the "Company"), will be held at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, on Thursday, May 21, 1998 at 8:30 a.m. (Pacific daylight time) for the following purposes:

      1. To elect two Class 1 directors to the Company's Board of Directors for terms expiring in 2001.

      2. To consider and vote upon a proposal to amend the NeoPath, Inc. 1989 Restated Stock Option Plan (the "1989 Plan") to authorize the issuance of an additional 720,000 shares of Common Stock upon exercise of options granted under the 1989 Plan.

      3.  To  transact  such  other business as  may  properly  come
          before   the   Annual  Meeting  or  any  adjournments   or
          postponements thereof.

      The record date for the Annual Meeting was March 25, 1998. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

      The affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the shares of Common stock present, in person or by proxy, and entitled to vote thereon at the Annual Meeting is required to approve the amendment of the 1989 Plan.

                                    By Order of the Board of Directors



                                    Alan C. Nelson
                                    President and
                                    Chief Executive Officer

Redmond, Washington
April 14, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                        [LOGO OF NEOPATH, INC.]

                        8271 - 154th Avenue NE
                      Redmond, Washington  98052

                            PROXY STATEMENT
                                  FOR
                    ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MAY 21, 1998

General

     This Proxy Statement is furnished by the Board of Directors of NeoPath, Inc., a Washington corporation (the "Company"), to the holders of Common Stock, $.01 par value, of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 8:30 a.m. (Pacific daylight time) on Thursday, May 21, 1998, at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, and at any adjournments or postponements thereof.

     This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 14, 1998.

Revocability of Proxies

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy card with respect to the same shares prior to the Annual Meeting, by delivering written notice of revocation to the Secretary of the Company at any time prior to the vote, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted "FOR," (i) the election of the Directors recommended by the Board of Directors, (ii) the approval to amend the NeoPath, Inc. 1989 Restated Stock Option Plan (the "1989 Plan") to authorize the issuance of an additional 720,000 shares of Common Stock issuable under the 1989 Plan, and (iii) in accordance with the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

Record Date; Shares Entitled to Vote; Vote Required

     The close of business on March 25, 1998 (the "Record Date") has been fixed as the record date for determining the holders of shares of Common Stock who are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 14,469,192 shares of Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Common Stock are entitled to one vote per share of Common Stock. The presence, in person or by proxy, of the holders of shares representing a majority of the voting power of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

     Under Washinton law and the Company's Articles of Incorporation, if a quorum is present at the Annual Meeting, (a) the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected directors, and (b) the proposal to amend the 1989 Plan will be approved if the votes cast in favor of the proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote exceed the votes cast against the proposal. Abstention from voting will have no effect on the election of directors or the approval to amend the 1989 Plan since they will not represent votes cast at the Annual Meeting for the purposes of electing directors and approval to amend the 1989 Plan. Because brokers have discretion to vote shares of Common Stock held on behalf of beneficial owners if no instructions for voting such shares are received as to the matters to be voted upon at the Annual Meeting, there will be no "broker nonvotes."

Solicitation of Proxies

     The accompanying Proxy is being solicited by and on behalf of the Company's Board of Directors. The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help avoid additional expense.


         1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The Company's Articles of Incorporation provide that the members of the Board of Directors be divided into three classes, as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, one class of the Board of Directors is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of seven members, with two members in Classes 1 and 2, and three members in Class 3. At the expiration of each class' term, continuing directors are to be elected to serve for a term of three years or until their respective successors have been elected and qualified. Alan D. Frazier, whose term expires in 1998, is leaving the Board of Directors effective May 21, 1998.

     The two nominees, Alan C. Nelson, Ph.D., and Thomas A. Bonfiglio, M.D. comprise the class to be elected at the Annual Meeting for three-year terms expiring at the 2001 annual meeting. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Alan C. Nelson and Thomas A. Bonfiglio to serve as directors of the Company. It is intended that votes will be cast pursuant to the accompanying proxy for the election of these nominees unless contrary instructions are received. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee as designated by the Company's Board of Directors. The Board of Directors has no reason to believe that either of the nominees named will be unable to serve if elected.

Information About the Director Nominees

     Alan C. Nelson, Ph.D., (age 48), the Company's founder, President and Chief Executive Officer, has been a Director since May 1989. He was the Company's Chairman of the Board from March 1991 until June 1994, when he became President and Chief Executive Officer. From September 1986 to September 1992, he was an associate professor at the Center for Bioengineering and an adjunct professor in the Departments of Pathology, Radiology, and Electrical Engineering at the University of Washington, where he directed that university's Center for Imaging Systems Optimization from 1990 to 1991. Since 1991, Dr. Nelson has held an affiliate professorship with the Center for Bioengineering at the University of Washington.

     Thomas A. Bonfiglio, M.D., (age 55) serves as Senior Attending Pathologist and Director of Cytology at The Genesee Hospital in Rochester, New York. Dr. Bonfiglio is also a Clinical Professor at the University of Rochester's Department of Pathology and Laboratory Medicine, where he has maintained various academic positions since 1971. Since 1969, Dr. Bonfiglio has held pathology positions at various hospitals, most recently as Pathologist in Chief at Strong Memorial Hospital from 1989 to 1997. He is a past president of the American Society of Clinical Pathologists and the American Society of Cytopathology and has authored numerous medical publications.

Information About Directors Whose Terms of Office Continue After the Annual Meeting

  Terms expire 1999:

     David  A. Thompson,  (age 56),   has  been   a  Director  of  the
Company  since  June  1995.    Mr.  Thompson  retired  in  June   1995
from   Abbott   Laboratories    ("Abbott"),   a    manufacturer    and
distributor   of   pharmaceutical  and  nutritional  products,   where
he served in various capacities since 1964. From August 1983 to July 1990, he was Abbott's Vice President, Diagnostic Operations and President, Diagnostics Division; from July 1990 to June 1994, he was Abbott's Senior Vice President, Diagnostic Operations and President, Diagnostics Division; and from June 1994 until his retirement, he was Abbott's Senior Vice President, Strategic Improvement Processes. Mr. Thompson is currently Chief Executive Officer of Diagnostic Marketing Strategies, a private consulting firm. Mr. Thompson is also a director of HYCOR Biomedical, Inc., NABI, and LifeCell Corporation.

     Gail R. Wilensky, Ph.D., (age 54), has been a Director of the Company since June 1996. Dr. Wilensky has served as a John M. Olin Senior Fellow of Project HOPE since January 1993, serving as a formal and informal advisor to government and the private sector. Dr. Wilensky is also currently the chairperson for the Medicare Payment
Advisory Commission where she advises the United States Congress regarding Medicare and Medicaid. During 1992 and 1993, Dr. Wilensky was Deputy Assistant to the President for Policy Development advising the President, Vice President and other senior administration officials on issues related to health care and welfare reform. Dr. Wilensky is also a director of Advanced Tissue Sciences, Inc., Pharmerica, Inc., Quest Diagnostics Incorporated, St. Jude Medical, Inc., Shared Medical Systems Corporation, Syncor International Corporation and United HealthCare Corporation.

  Terms expire 2000:

     Walter L. Robb, Ph.D., (age 69), has been a Director of the Company since July 1993 and was elected Chairman of the Board in June 1994. From 1986 to 1993, when he retired, Dr. Robb was Senior Vice President and Director of Corporate Research and Development of General Electric Corporation. From 1973 to 1986, he was Senior Vice President and General Manager of GE Medical Systems, a division of General Electric Corporation. Dr. Robb is the sole owner of Vantage Management, Inc., a private consulting firm. Dr. Robb serves as a director of Celgene Corp., Cree Research, Inc., Marquette Medical Systems, Inc. and Mechanical Technology, Inc.

     Cristina H. Kepner, (age 51), has been a Director of the Company since April 1994. Ms. Kepner has been a Director, Executive Vice President, and Corporate Finance Director of Invemed Associates, Inc., an investment banking firm, since February 1978. Invemed Associates, Inc. served as underwriter for the Company's initial public offering in February 1995 and for the Company's second public offering in January 1996. Ms. Kepner is also a director of Quipp, Inc.

     William L. Scott, (age 54), the Company's Vice President and Chief Financial Officer since March 1997, has been a Director of the Company since May 1997. Mr. Scott was Vice President and General Manager of Boston Scientific Corporation's Northwest Technology Center, Inc. from January 1996 through December 1996. Prior to Boston Scientific's acquisition of Heart Technology, Inc., Mr. Scott was Heart Technology's Vice Present, Finance and Administration and Chief Financial Officer from January 1992 through December 1995. Mr. Scott served as Vice President and Chief Financial Officer at various other companies, including Pentzer Corporation from 1990 through 1991, Flow International from 1989 through 1990, and Physio-Control Corporation from 1975 through 1982.

Compensation of Directors

     Nonemployee directors receive $1,000 per board meeting attended and $600 per committee meeting attended, plus out-of-pocket expenses. In addition, nonemployee directors receive an annual retainer fee of $10,000, which is paid in $2,500 installments at the end of each calendar quarter.

     On June 25, 1996, the Company's shareholders approved the NeoPath, Inc. Stock Option Plan for Nonemployee Directors, as amended and restated on April 26, 1996 (the "Nonemployee Directors Plan") which specified that a director is granted an option to purchase 10,000 shares of Common Stock annually during his or her term of office on the first business day following each annual meeting of shareholders. Options granted under this Nonemployee Directors Plan vest in three equal annual installments, beginning one year after the date of grant, and the exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

     On February 27, 1997, the Board of Directors amended and restated the Nonemployee Directors Plan such that the number of shares purchasable under options granted annually to continuing and newly appointed directors during their term in office was reduced from 10,000 to 7,000 shares of the Company's Common Stock. Under the Amended and Restated Nonemployee Directors Plan, such options are granted to nonemployee directors on the last business day prior to each annual meeting of shareholders (excluding any director whose term expires on the date of the annual meeting prior to which an option is to be granted and who has not been nominated for re-election at such annual meeting). Such options vest and become exercisable in full on the day immediately prior to the annual meeting next following the date of grant (disregarding the annual meeting being held immediately after the date of grant). On May 21, 1997, all nonemployee directors received grants to purchase 7,000 shares of Common Stock in accordance with the provision of the Amended and Restated Nonemployee Directors Plan.

Information on Committees of the Board of Directors

     The Company's Board of Directors has standing Compensation, Audit and Nominating Committees. Each of these committees is responsible to the full Board of Directors, and its activities are therefore subject to approval of the Board of Directors. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. During 1997, the Compensation Committee was comprised of Mr. Thompson, Mr. Frazier, and Dr. Wilensky. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors and officers of the Company, administers the 1989 Plan, and recommends policies relating to the Company's benefit plans. The Compensation Committee met five times in 1997.

     Audit Committee. During 1997, the Audit Committee was comprised of Mr. Frazier, who was a member throughout the year, and Ms. Kepner, who became a member effective May 22, 1997. C. Richard Kramlich, who left the Board of Directors effective May 22, 1997, was a member of the Audit Committee in 1997 prior to his departure. The Audit
Committee oversees the engagement of the Company's independent auditors and, together with the Company's independent auditors, reviews the Company's accounting practices, internal accounting controls and financial results. The Audit Committee met three times in 1997.

     Nominating Committee. During 1997, the Nominating Committee was comprised of Dr. Robb and Ms. Kepner. The Nominating Committee makes recommendations to the Board of Directors concerning prospective candidates to fill vacancies on the Board of Directors. The Nominating Committee met one time in 1997. The Nominating Committee will consider the names and qualifications of candidates for the Board of Directors submitted by shareholders in accordance with the procedures referred to in "Proposals of Shareholders" in this Proxy Statement.

     During 1997 there were five meetings of the Board of Directors, one of which was held telephonically. Each director attended at least 75 percent of all board meetings and meetings of committees on which they served except Dr. Wilensky, who attended 60 percent of the board meetings and Compensation Committee meetings.

Executive Officers

     The executive officers of the Company, and their ages as of March 15, 1998, are as follows:

     Name                  Age   Position
     ____                  ___   ________

     Alan C. Nelson        48    President and Chief Executive Officer and
                                 Director
     William L. Scott      54    Vice President and Chief Financial
                                 Officer and Director
     Shih-Jong James Lee   42    Vice President and Chief Technical
                                 Officer
     David H. Robison      48    Vice President, Operations
     Larry A. Nelson       52    Vice President, Intellectual Property and
                                 New Business Development
     Kumar K. Shahani      43    Vice President, Marketing and Business
                                 Assessment
     Robert C. Bateman     35    Corporate Controller and Treasurer
     Volker R. Kettering   48    Former Vice President, Sales


     For information regarding Alan C. Nelson see "--Information About the Director Nominees."

     For information regarding William L. Scott see "--Information About Directors Whose Terms of Office Continue After Annual Meeting."

     Shih-Jong James Lee, Ph.D., Vice President and Chief Technical Officer, joined NeoPath in March 1989. Dr. Lee served as the Company's Chief Scientist beginning March 1993 and Vice President, Chief Scientist in February 1995. In 1997, Dr. Lee was named Vice President and Chief Technical Officer. Dr. Lee was Principal Engineer for the High Technology Center of the Boeing Company from 1986 to 1989, and founded its Image Analysis Group. He currently serves on the Editorial Board of the Pattern Recognition Journal.

     David H. Robison, Vice President, Operations, joined NeoPath in May 1996. Prior to joining NeoPath, Mr. Robison was employed by Abbott Laboratories in various positions from February 1978 through May 1996. From February 1995 to May 1996, Mr. Robison was Research and
Development Director for Abbott's Diagnostic Division, and from May 1990 to February 1995 he was Director, Customer Satisfaction.

     Larry A. Nelson, Vice President, Intellectual Property and New Business Development, joined NeoPath in October 1992. Mr. Nelson was NeoPath's Vice President, Research and Engineering until 1997, when he was named Vice President, Intellectual Property and New Business Development. Mr. Nelson was employed at Honeywell, Inc. as Senior Fellow from 1990 to 1992, and as Senior Staff Engineer from 1986 to 1990.

     Kumar   K.   Shahani,  Vice  President,  Marketing  and   Business
Assessment, joined NeoPath in December 1996. From April 1995 to November 1996, Mr. Shahani was Director of Marketing at Ostex International, a biotechnology company. Mr. Shahani was Global Market Development Manager at Puritan-Bennett Corporation, a medical device manufacturer, from January 1989 to April 1995.

     Robert C. Bateman, Corporate Controller and Treasurer, joined NeoPath in March 1996. Mr. Bateman joined the Company as its Corporate Controller and was also named Corporate Secretary in May 1996. In May 1997, Mr. Bateman was named Treasurer and Assistant Corporate Secretary. From May 1987 to March 1996, Mr. Bateman was employed by Ernst & Young LLP and served in various capacities, most recently as Senior Manager. Mr. Bateman currently serves as chairman of the High Technology Industries Committee of the Washington Society of Certified Public Accountants.

     Volker R. Kettering served as Vice President, Sales from June 1995 through January 1998. Mr. Kettering was employed at Siemens Medical Systems, Inc., an electronics manufacturer, from June 1973 to June 1995, most recently as its Vice President of the Western Zone of the Imaging Systems Group from March 1995 to June 1995 and, from October 1986 to March 1995, as its District Manager of the Pacific Northwest Region.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Form 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Form 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during 1997.

Executive Compensation

  Summary of Compensation

     The following table sets forth certain information with respect to compensation paid by the Company for the fiscal year ended December 31, 1997 and for the two prior fiscal years to (i) the Company's Chief Executive Officer and (ii) the Company's four other most highly compensated executive officers whose salary and bonus exceeded $100,000 for services performed during the fiscal year ended December 31, 1997 (collectively, the "Named Executive Officers").

                      Summary Compensation Table

                                                                              Long-Term
                                                                            Compensation
                                    Annual Compensation                        Awards
                               _________________________________________      __________
                                                                              Securities
Name and                                                 Other Annual         Underlying
Principal Position      Year   Salary($)  Bonus($)(4)  Compensation($)(5)     Options(#)
__________________      ____   _________  ___________  __________________     __________
Alan C. Nelson(1)       1997   $ 300,014   $      --        $  1,400            62,160
  President and Chief   1996   $ 257,022   $ 102,150        $    750           100,000
  Executive Officer     1995   $ 156,683   $ 100,000        $    750            50,000

Shih-Jong James Lee     1997   $ 182,000   $      --        $  8,836            26,000
  Vice President and    1996   $ 166,985   $  54,146        $  1,500            27,793
  Chief Technical       1995   $ 120,231   $  21,870        $  6,750            20,000
  Officer

David H. Robison(2)     1997   $ 155,616   $      --        $     --            17,680
  Vice President,       1996   $  87,692   $  28,652        $     --            50,000
  Operations

Larry A. Nelson(1)      1997   $ 145,616   $      --        $  1,400            16,570
  Vice President,       1996   $ 139,365   $  38,744        $     --            41,250
  Intellectual          1995   $ 117,673   $  21,405        $     --                --
  Property and New
  Business Development

Volker R. Kettering(3)  1997   $ 145,950   $      --        $     --            16,060
  Former Vice           1996   $ 144,750   $  43,858        $     --            15,000
  President, Sales      1995   $  55,385   $  59,642        $     --            35,000

____________________
(1)  Alan C. Nelson and Larry A. Nelson are not related.
(2) David H. Robison joined the Company as Vice President, Operations in May 1996.
(3) Volker R. Kettering, the Company's former Vice President, Sales, joined the Company in June 1995. Mr. Kettering left the Company in January 1998.
(4) Unless otherwise noted, bonuses were earned by achievement of specified corporate goals approved by the Compensation Committee of the Board of Directors. Payment of such bonuses was made within 60 days following the respective year end.
(5) Represents compensation paid in connection with the filing of patent applications.

 Grants of Stock Options

     The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1997 to the Named Executive Officers.

                   Option Grants in Last Fiscal Year

                         Individual Grants
___________________________________________________________________

                                                                     Potential Realizable
                                                                            Value at
                                                                         Assumed Annual
                                  Percent of                                Rates of
                   Number of     Total Options                             Stock Price
                   Securities     Granted to                            Appreciation for
                   Underlying      Employees   Exercise                  Option Term(2)
                    Options           in        Price    Expiration    __________________
Name              Granted(#)(1)   Fiscal Year   ($/Sh)      Date        5%($)      10%($)
_______           _____________   ___________  ________   _________    ______      ______
Alan C. Nelson        62,160         7.7%       $18.00     5/22/07  $ 703,658  $ 1,783,207
Shih-Jong James Lee   26,000         3.2         18.00     5/22/07    294,323      745,871
David H. Robison      17,680         2.2         18.00     5/22/07    200,139      507,193
Larry A. Nelson       16,570         2.1         18.00     5/22/07    187,574      475,350
Volker R. Kettering   16,060         2.0         18.00     5/22/07    181,801      460,719

__________
(1) One-quarter of the options vest on each anniversary of the date of grant. All such stock options had an exercise price per share equal to the per share market price of the Common Stock on the date of grant.
(2) Based on the exercise price per share on the date of grant. There can be no assurance that the actual value per share realized by a Named Executive Officer will approximate the potential realizable values set forth in the table.


  Exercise of Stock Options and Year-End Values

     The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1997 and options held at December 31, 1997 by the Named Executive Officers.

                 Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values



                                                         Number of
                                                   Securities Underlying        Value of Unexercised
                                                    Unexcercised Options        In-the-Money Options
                     Shares                        at Fiscal Year-End(#)       at Fiscal Year-End($)(2)
                   Acquired on       Value       __________________________  __________________________
Name               Exercise(#)   Realized($)(1)  Exercisable  Unexercisable  Exercisable  Unexercisable
_________            _______     ______________  ___________  _____________  ___________  _____________
Alan C. Nelson        36,000       $ 439,680       164,233       141,328     $ 990,051       $     --
Shih-Jong James Lee   21,045         322,325        28,811        49,377        43,011          8,850
David H. Robison          --              --        19,790        47,890            --             --
Larry A. Nelson       16,500         281,325        16,328        41,492            --             --
Volker R. Kettering       --              --        27,812        38,248            --             --

__________
(1) Based on the closing price of the Company's Common Stock on the date of exercise.
(2) Based on the closing price of the Company's Common Stock on December 31, 1997 of $13.00 per share as reported by The Nasdaq Stock Market.

Compensation Committee Interlocks and Insider Participation

     During 1997, the Compensation Committee was comprised of Messrs. Frazier and Thompson and Dr. Wilensky. Mr. Frazier is an affiliate of Frazier & Company, L.P., and Frazier Healthcare Investments, L.P. Mr. Frazier's affiliates invested in certain of the Company's private financings since January 1, 1992.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is responsible for establishing the compensation for the Company's executive officers and making recommendations concerning such compensation to the Board of Directors. In addition, the Compensation Committee is responsible for administering the 1989 Plan. The Compensation Committee is composed of nonemployee directors. During 1997, the Compensation Committee was comprised of Messrs. Frazier and Thompson and Dr. Wilensky.

     In 1996, the Compensation Committee engaged a compensation consulting firm to review the Company's compensation program for officers. The purpose of the study was to ensure that the Company's compensation program is competitive and that it supports NeoPath's strategies and objectives. The study continues to serve as a guideline for determining the type and amount of officer compensation. The Committee intends to provide overall compensation to each executive at the 50th percentile of competitive survey data; this is accomplished through targeting executive salaries at five percent below the 50th percentile and targeting annual incentives at five percent above the 50th percentile of surveyed competitive data.

     The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. The Compensation Committee believes that the overall compensation philosophy should be to allow for total executive compensation in the upper quartiles of the competitive survey data described below for exceptional performance in achieving corporate goals, and that compensation in the lower quartiles should be used, as appropriate, for less-than-expected achievement of goals. There are three components to the Company's executive compensation program: base salary, incentive (bonus) payments, and long-term incentives in the form of stock options.

     Base Salary. Base salary for each executive officer is based primarily on competitive survey data for comparable positions at medical products, biotechnology and high technology companies, supplemented by an assessment of each officer's sustained performance, advancement potential, experience, responsibility, and scope and complexity of management position. The companies in this survey include some but not all of the companies in the Hambrecht & Quist Healthcare Section Excluding Biotech Index included in the Stock Performance Graph.

     Annual  Incentives.  The  Compensation  Committee  believes  that executives'  performance  is  most  appropriately  measured  based  on progress toward achieving operating goals that are formulated to promote advancement of key aspects of the Company's business. The Board of Directors and Compensation Committee approved NeoPath's corporate goals for 1997 and approved management's establishment of specified minimum financial goals for officers to receive bonuses. The corporate goals included achieving defined financial performance, filing an amendment to the Pre-Market Approval Supplement to the U.S. Food and Drug Administration for use of the AutoPap System as a Primary Pap Smear Screening System, and developing specific product enhancements. The defined minimum 1997 financial goals were not met; therefore, no bonuses were paid to officers. The Compensation Committee intends to continue to base future annual incentives for officers on the achievement of defined goals and milestones, with the range of potential awards based primarily on competitive survey data.

     Long-Term Incentives. The long-term performance-based compensation of executive officers takes the form of option awards under the 1989 Plan. The Compensation Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. Since the Company's initial public offering, all options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company.

  1997 Compensation for the Chief Executive Officer

     In determining Dr. Nelson's salary for 1997, the Committee considered competitive compensation data for chief executive officers of similar companies within the medical device, biotechnology and high technology industries, taking into account Dr. Nelson's experience and
knowledge.   No  change was made to Dr. Nelson's salary  in  1997.   As
further described under "--Long-Term Incentives," long-term performance-based compensation of executive officers takes the form of stock option grants. During 1997, Dr. Nelson was awarded a grant to purchase 62,160 shares of the Company's Common Stock, with the exercise price of the options equal to the market price of NeoPath's Common Stock on the date
of  grant.   The grant was based on the Committee's use of  a  formula-
based model applied to all eligible NeoPath employees. No bonus was paid to Dr. Nelson.

  Section 162(m) Limitations on Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, makes certain nonperformance-based compensation in excess of $1 million paid to executives of public companies nondeductible by such companies. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. The 1989 Plan is structured to qualify options granted under the plan as performance-based compensation under Section 162(m). At this time, no executive officer of the Company has received, nor is it anticipated that any executive officer will receive, any such compensation in excess of this limit. Therefore, no action was required to comply with the limit. The Compensation Committee will continue to monitor the situation and will take appropriate action if it is warranted in the future.

                                              Compensation Committee



                                              David A. Thompson
                                              Alan D. Frazier
                                              Gail R. Wilensky, Ph.D.

Stock Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market and the Hambrecht & Quist Healthcare Section Excluding Biotech Index for the period beginning on January 26, 1995, the Company's first day of trading after its initial public offering, and ending on December 31, 1997.

                      Comparison of Cumulative Total Return Among
                                     NeoPath, Inc.,
                              The Nasdaq Stock Market and
            Hambrecht & Quist Healthcare Section Excluding BioTechnology Index
                            (Period Ended December 31, 1997)

Measurement
Period
(Quarterly
from
January 26,                            The Nasdaq            Hambrecht & Quist
1995)           NeoPath, Inc.         Stock Market                 Index
______________________________________________________________________________

Jan-26-95          100.00                100.00                    100.00
Mar-31-95          122.92                108.11                    110.88
Jun-30-95          137.50                123.66                    113.90
Sep-30-95          220.83                138.56                    142.48
Dec-31-95          193.75                140.27                    158.05
Mar-31-96          193.75                146.80                    169.08
Jun-30-96          210.42                158.79                    158.91
Sep-30-96          160.42                164.44                    174.39
Dec-31-96          152.08                172.53                    175.47
Mar-31-97          114.58                163.24                    166.68
Jun-30-97          158.33                193.17                    199.54
Sep-30-97          162.50                225.84                    209.14
Dec-31-97          108.33                211.80                    209.11


       Assumes $100 invested in the Company's Common Stock, The Nasdaq Stock Market and the Hambrecht & Quist Healthcare Section Excluding Biotech Index, with all dividends reinvested. Stock performance shown in the above chart for the Common Stock is
       historical   and  not  necessarily indicative  of  future  price
       performance.

Employment  Contracts  and  Termination of  Employment  and  Change-in-
  Control Agreements

     In December 1996, the Compensation Committee approved a Senior Management Employment Agreement (the "Agreement") for officers (including the Named Executive Officers) and key management personnel that provides for continued employment terms equivalent to those applicable immediately prior to a change in control for the two years following a change in control. A one-time cash payment equal to two times the executive's annual salary and bonus is immediately triggered if, following a change in control, employment is terminated by (i) the employee for "good reason" or (ii) the employer for any reason other than death, disability or for "cause." The Agreement was approved by the Company's Board of Directors in February 1997. The Committee believes that the Agreement enables NeoPath management to focus their efforts on the long-term achievement of Company goals.

     The 1989 Plan provides optionees with the right to exercise all stock options, whether or not the vesting requirements have been met, immediately prior to defined changes in the Company's ownership.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of February 27, 1998, except as otherwise noted, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                          Shares        Percent
                                       Beneficially       of
        Name and Address                   Owned        Class
        ________________                 ________       _____

        Alan C. Nelson(1)                488,414        3.4%
        Shih-Jong James Lee(2)            29,150         *
        David H. Robison(3)               24,209         *
        Volker R. Kettering(4)            27,812         *
        Larry A. Nelson(5)                38,071         *
        Thomas A. Bonfiglio                   --         *
        Alan D. Frazier(6)               157,442        1.1%
        Cristina H. Kepner(7)             51,819         *
        Walter L. Robb(8)                150,427        1.0%
        William L. Scott(9)               18,750         *
        David A. Thompson(10)             18,665         *
        Gail R. Wilensky(11)               3,333         *
        Trustees of General Electric
          Pension Trust(12)            1,526,463       10.6%
          3033 Summer Street
          Stamford, CT 06904-7900
        Soros Fund Management LLC,
        George Soros, Stanley F.
        Druckenmiller(13)              1,307,827        9.1%
          888 Seventh Avenue,
          33rd Floor
          New York, NY  10106
        Duquesne Capital Management,
          LLC(13)                        157,500        1.1%
          2579 Washington Road,
          Suite 322
          Pittburgh, PA  15241-2591
        The Capital Group Companies,
          Inc., Capital Research
          and Management Company, and
          SMALLCAP World Fund, Inc.(14)  900,000        6.2%
          333 South Hope Street
          Los Angeles, CA  90071
        The TCW Group, Inc.(15)          614,300        4.3%
          865 South Figueroa Street
          Los Angeles, CA  90017
        Robert Day(15)                   614,300        4.3%
          200 Park Avenue,
          Suite 2200
          New York, NY  10166
        T. Rowe Price Associates,
          Inc.(16)                       946,278        6.6%
          100 E. Pratt Street
          Baltimore, MD  21202
        All Directors and Named
        Executive Officers as a group
          (11 persons)(17)             1,036,702        6.9%
______________________
* Less than 1%

(1) Represents 309,682 outstanding shares, 176,732 shares issuable upon exercise of options that are exercisable within 60 days, and 2,000 shares held by Dr. Nelson's wife for the benefit of her nephew. Dr. Nelson disclaims beneficial ownership of the 2,000 shares held by his wife for the benefit of her nephew.
(2) Includes 29,150 shares issuable upon exercise of options that are exercisable within 60 days.
(3) Includes 23,957 shares issuable upon exercise of options that are exercisable within 60 days.
(4) Consists of shares issuable upon exercise of options that are exercisable within 60 days.
(5) Includes 19,766 shares issuable upon exercise of options that are exercisable within 60 days.
(6) Represents 1,898 outstanding shares and 11,333 shares issuable upon exercise of options that are exercisable within 60 days held by Mr. Frazier; 14,146 outstanding shares, 7,500 shares issuable upon exercise of options that are exercisable within 60 days and 109,455 shares issuable upon exercise of warrants held by Frazier & Company L.P.; and 13,110 outstanding shares held by Frazier Management LLC. The general partner of Frazier & Company L.P., is Frazier Management LLC.
(7) Includes 24,068 outstanding shares, 11,333 shares issuable upon exercise of options that are exercisable within 60 days, and 16,418 shares issuable upon exercise of warrants held by Ms. Kepner.
(8) Includes 60,427 shares issuable upon exercise of options that are exercisable within 60 days.
(9) Consists of 18,750 shares issuable upon exercise of options that are exercisable within 60 days.
(10) Includes 13,665 shares issuable upon exercise of options that are exercisable within 60 days.
(11) Consists of 3,333 shares issuable upon exercise of options that are exercisable within 60 days.
(12) Consists of shares outstanding as of December 31, 1997 per filing on Schedule 13G.
(13) The following information represents ownership information as of March 5, 1998 per filing on Schedule 13G. Soros Fund Management LLC ("SFM LLC") may be deemed to be the beneficial owner of 799,000 shares held for the account of Quantum Partners. Mr. Soros may be deemed the beneficial owner of 1,138,686 shares, consisting of 799,000 shares held for the account of Quantum Partners and
   339,686 shares held for the account of the Open Society Institute ("OSI"). Mr. Druckenmiller may be deemed the beneficial owner of 968,141 shares, consisting of 799,000 shares held for the account of Quantum Partners, 157,500 shares held for the accounts of the Duquesne LLC Clients, and 11,641 shares held for the account of
   Druckenmiller Foundation ("DF"). Duquesne LLC may be deemed the beneficial owner of the 157,500 shares held for the accounts of the Duquesne LLC Clients. SFM LLC expressly disclaims beneficial ownership of any shares held for the accounts of OSI, DF and the Duquesne LLC clients. Mr. Soros expressly disclaims beneficial ownership of any shares held for the accounts of DF and the Duquesne LLC clients. Mr. Druckenmiller expressly disclaims benefical ownership of any shares held for the account of OSI. Duquesne LLC expressly disclaims beneficial ownership of any shares held for the accounts of Quantum Partners, OSI and DF.
(14) Represents ownership information as of December 31, 1997 as disclosed on Schedule 13G. SMALLCAP World Fund, Inc. is the beneficial owner of the 900,000 shares. Each of The Capital Group Companies, Inc. and Capital Research and Management Company may be deemed to have beneficial ownership of the 900,000 shares, but specifically disclaim beneficial ownership.
(15) Represents outstanding shares held by The TCW Group, Inc. and Robert Day, an individual who may be deemed to control The TCW Group, Inc.; outstanding shares as of December 31, 1997 per filing on Schedule 13G.
(16) The outstanding shares are as of December 31, 1997 per filing on Schedule 13G. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership.
(17) Includes 403,758 shares issuable upon exercise of options that are exercisable within 60 days and 125,873 shares issuable upon exercise of warrants.

  2.   PROPOSED AMENDMENT OF NEOPATH, INC. 1989 RESTATED
                        STOCK OPTION PLAN

     The Company's 1989 Plan provides a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of the Company may be granted incentive stock options ("ISOs") or nonqualified stock options ("NSOs") to purchase shares of Common Stock. A copy of the 1989 Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The following description of the 1989 Plan is a summary and is not intended to be fully descriptive. See Appendix A for more detailed information. Approximately 175 persons are eligible for participation in the 1989 Plan. Currently, subject to adjustment required in the event of any recapitalization of the Company, the aggregate number of shares of Common Stock that may be issued upon exercise of all options granted under the 1989 Plan may not exceed 2,750,000. On February 26, 1998, the Board approved an amendment to the 1989 Plan that, subject to shareholder approval, would authorize an additional 720,000 shares to be available for option grants under the 1989 Plan. As of the date of this proxy statement, approximately 120,000 shares remain available for future grant under the 1989 Plan (exclusive of the proposed 720,000 share increase).

     The Board of Directors believes that the additional options would, among other things, promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers and key employees. The Board believes that the existing options have contributed substantially to the successful achievement of these objectives.

     The Compensation Committee of the Board of Directors is currently the administrator of the 1989 Plan (the "Plan Administrator"). Subject to the terms of the 1989 Plan, the Plan Administrator determines the terms and conditions of options granted under the 1989 Plan, including the exercise price. The 1989 Plan provides that the Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share at the date of grant. Each ISO must expire within 10 years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the Company's voting stock, the 1989 Plan provides that the exercise price shall not be less than 110% of the fair market value per share at the date of grant and that the term of the ISOs shall not exceed five years. NSOs expire 10 years from the date of grant. Unless otherwise provided by the Plan Administrator, one-quarter of the options vest on the first anniversary of the day of grant (for options granted to new employees, the first vesting period is from grant date to one year after hire date) and the remainder vest in equal annual installments at the end of the three succeeding years.

     No option may be transferred by the optionee other than by will or the laws of dissent or distribution. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Internal Revenue Code, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company or (ii) transfer the option and the rights and privileges conferred hereby; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability) may exercise options in the three-month period following such cessation, (unless such options terminate or expire sooner by their terms), or in such longer period determined by the Plan Administrator. If the optionee is terminated for cause, the options terminate upon the Company's discovery of such cause. If the optionee dies or becomes totally disabled, options vested at the date of death or total disability may be exercised prior to the earlier of the options' specified expiration date or one year from the date of the optionee's death or disability.

     Unexercised options granted under the 1989 Plan terminate upon the occurrence of certain events, including mergers (other than a merger of the Company in which the holders of shares of Common Stock immediately before the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger). In such event, the optionee has the right immediately before a merger to exercise the optionee's option in whole or in part whether or not the vesting requirements have been satisfied.

Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences of participation in the 1989 Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular optionee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences.

     There are no tax consequences to the Company or the optionee upon the grant of an NSO under the 1989 Plan. Upon exercise of an NSO, the optionee recognizes ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a tax deduction equal to the income recognized by the optionee, provided that the deduction is not otherwise disallowed by the Internal Revenue Code.

     Upon grant or exercise of an ISO, an optionee does not recognize income, except that the excess of the fair market value of the shares at the time of exercise (with adjustments in certain circumstances) over the option price will be alternative minimum taxable income for purposes of calculating the optionee's alternative minimum tax, if any. If an optionee does not

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make a "disqualifying disposition" (defined below) of an ISO, the gain, if any, upon a subsequent sale (i.e., the excess of the proceeds received over the option price) will be a long-term capital gain for income tax purposes.

     For shares acquired through the exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (i) within two years after the grant of the ISO or (ii) within one year after the transfer of the shares to the optionee pursuant to the ISO's exercise. If the optionee makes a disqualifying disposition, the optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. If, however, the optionee sells the shares to an unrelated party at a price that is below the fair market value of the shares at the time the ISO was exercised, and the sale is a disqualifying disposition, the amount of ordinary income will be limited to the amount realized on the sale over the option price. While the position of the Internal Revenue Service on this issue is presently unclear, any ordinary income recognized on a disqualifying disposition of an option may be subject to payroll taxes and withholding.

     The Company is entitled to a deduction with respect to an ISO only if a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

New Plan Benefits

     Since awards under the 1989 Plan are discretionary, awards thereunder for the current fiscal year are not presently determinable. During 1997, options to purchase an aggregate of 138,470 shares at an average exercise price of $18.00 per share were granted under the 1989 Plan to the Named Executive Officers of the Company as a group, and options to purchase an aggregate of 668,855 shares at an average exercise price of $16.12 per share were granted to all other optionees of the Company as a group (including officers who are not Named Executive Officers). Options granted during 1997 to the Company's Named Executive Officers for whom compensation is reported in this Proxy Statement are set forth under "Executive Compensation--Grants of Stock Options."

     On February 27, 1998, the last reported sales price of the Common Stock as reported on the Nasdaq National Market was $13.0625 per share.

     The Board of Directors recommends a vote FOR the amendment to the 1989 Stock Option Plan.

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                         INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent public accountants, will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                       PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's 1999 Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company no later than December 15, 1998. Such proposals should be directed to the Corporate Secretary of the Company, 8271 - 154th Avenue NE, Redmond, Washington 98052.

                            OTHER BUSINESS

     It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto, in accordance with the judgment of the persons voting such proxies.

                      ANNUAL REPORT AND FORM 10-K

     A copy of the Company's 1997 Annual Report is enclosed. Shareholders not receiving a copy of such Annual Report may obtain one, without charge, upon request to the Company by writing or calling the Company's investor relations representative, NeoPath, Inc., 8721 - 154th Avenue NE, Redmond, WA 98052, 1-800-NEOPATH.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Secruities and Exchange Commission, will be provided without charge to each shareholder of record who submits a written request addressed to the Company's investor relations representative, NeoPath, Inc., 8721 - 154th Avenue NE, Redmond, WA 98052.

                                    By Order of the Board of Directors



                                    Alan C. Nelson
                                    President and
                                    Chief Executive Officer


Redmond, Washington
April 14, 1998

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



                                                        APPENDIX A

                             NEOPATH, INC.

                        1989 STOCK OPTION PLAN
             As Amended and Restated on February 26, 1998

Section 1.  Purpose

     The purpose of the NeoPath, Inc. 1989 Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of NeoPath, Inc. (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

Section 2.  Administration

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." So long as the Company's common stock (the "Common Stock") is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding
(a)  "outside  directors," as contemplated by  Section  162(m)  of  the
Internal Revenue Code of 1986, as amended (the "Code"), and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate.

     The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, shall be filled by the Board.

     2.1  Procedures

     The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

     2.2  Responsibilities

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

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

     2.3  Rule 16b-3 Compliance and Bifurcation of Plan

     Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

Section 3.  Shares Subject to This Plan

     The shares subject to this Plan shall be the Common Stock, currently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 3,470,000 shares. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options.

Section 4.  Eligibility

     An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

Section 5.  Terms and Conditions of Options

     Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

     5.1  Number of Shares and Price

     The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided, however, that the maximum number of shares with respect to which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 400,000 shares (the "Maximum Annual Optionee Grant"). The Plan Administrator shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

     5.2  Term and Maturity

     Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or a related corporation will achieve the purpose and receive the benefits contemplated by this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

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

     For options granted prior to December 10, 1996:

   Period of Optionee's
  Continuous Relationship
With the Company or Related
 Corporation From the Date       Portion of Total Option Which Is
   the Option Is Granted                   Exercisable
___________________________      ________________________________

       after 1 year                            25%

   each month completed               an additional 1/36th
        thereafter                    of the remaining 75%

       after 4 years                           100%

For options granted after December 9, 1996:

   Period of Optionee's
  Continuous Relationship
With the Company or Related
 Corporation From the Date       Portion of Total Option Which Is
   the Option Is Granted                   Exercisable
____________________________     ________________________________

       after 1 year*                           25%

each year completed thereafter           an additional 25%

       after 4 years                           100%
________________
*For options granted to new employees, the period shall be from grant date to 1 year after date of employment

     5.3  Exercise

     Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that only whole shares will be issued pursuant to the exercise of any option. An Option shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

     5.4  Payment of Exercise Price

     Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

     The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), and unless the Plan Administrator in its sole discretion determines otherwise, an option may be exercised by a combination of cash and/or check and one or both of the following additional forms:

     (a) tendering (either actually or by attestation) shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial accounting purposes); or

     (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

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

     In addition, the exercise price for shares purchased under an option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 5.4, by
(y) delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, (iii) the Plan Administrator may require that the Optionee pledge to the Company for the purpose of securing the payment of such note the shares of Common Stock to be issued to the Optionee upon exercise of the option and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or (z) such other consideration as the Plan Administrator may permit.

     5.5  Withholding Tax Requirement

     At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any taxes required by any government to be withheld by the Company or otherwise deducted and paid with respect to an option, and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any cash or other amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, unless the Plan Administrator determines otherwise, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

     5.6  Holding Periods

          5.6.1     Securities and Exchange Act Section 16

     If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit liability under Section 16(b) of the Exchange Act.

          5.6.2     Taxation of Stock Options

     In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

     The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

     Tax advice should be obtained by an Optionee when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

     5.7  Transferability of Options

     Options   granted   under   this   Plan   and   the   rights   and
privileges   conferred   hereby  may   not  be  transferred,  assigned,
pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee or a permitted assignee or transferee of such Optionee (as provided below). Any attempt to transfer, assign, pledge, hypothecate or otherwise

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

dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code, the Plan Administrator may permit an Optionee to
(i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or
(ii) transfer the option and the rights and privileges conferred hereby; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the award.

     5.8  Termination of Relationship

     If the Optionee's relationship with the Company or any related corporation ceases for any reason, then the portion of the Optionee's option that is not exercisable at the time of such cessation shall terminate immediately upon such cessation, unless the Plan Administrator determines otherwise. If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option, or at any time prior to the expiration of the option, by the Plan Administrator in its sole discretion. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

     If an Optionee is terminated for cause, each option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option granted hereunder likewise shall be suspended during the period of investigation.

     If  an  Optionee's relationship with the Company  or  any  related corporation ceases because of a total disability, the portion of the Optionee's option that is exercisable at the time of such cessation shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates or expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

     The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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

     5.9  Death of Optionee

     If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass
(i)  by  will or by the applicable laws of descent and distribution  or
(ii) by a designation or transfer pursuant to Section 5.7.

     5.10 No Status as Shareholder

     Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

     5.11 Continuation of Relationship

     Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

     5.12 Modification and Amendment of Option

     Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend any outstanding option granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

     5.13 Limitation on Value for Incentive Stock Options

     As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

Section 6.  Greater Than 10% Shareholders

     6.1  Exercise Price and Term of Incentive Stock Options

     If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

     6.2  Attribution Rule

     For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

Section 7.  Adjustments Upon Changes in Capitalization

     The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in
Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     7.1  Effect of Liquidation or Reorganization

          7.1.1  Cash, Stock or Other Property for Stock

     Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

          7.1.2  Conversion of Options on Stock for Stock Exchange

     If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

     Upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere reincorporation or the creation of a holding company, each option outstanding under this Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the option shall continue to apply to such assumed or equivalent option.

     7.2  Fractional Shares

     In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

     7.3  Determination of Board to Be Final

     All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

Section 8.  Securities Regulation

     Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

     As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

     Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

Section 9.  Amendment and Termination

     9.1  Board Action

     The Board may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

      (a) increase the total number of shares that may be issued under this Plan;

      (b) modify the class of participants eligible for participation in this Plan; or

      (c) otherwise require shareholder approval under any applicable law or regulation.

     Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

     Any amendment made to this Plan since its original adoption which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

     9.2  Automatic Termination

     Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

Section 10.  Effectiveness of This Plan

     This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of such adoption of this Plan or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.

     Original Plan adopted by the Board on May 23, 1989 and approved by the shareholders on May 30, 1989. Plan was amended on March 15, 1991, July 15, 1991, and November 18, 1991. Plan amended and restated on March 27, 1992, on January 22, 1993 and on August 19, 1993; restated by the Board on October 26, 1994 and approved by the shareholders on November 17, 1994; amended and restated by the Board on April 25, 1996 and approved by the Company's shareholders on June 25, 1996. Amended and restated by the Board on December 10, 1996 and on February 26, 1998, and approved by the Company's shareholders on ______________, 1998.

                             NEOPATH, INC.
       This Proxy is Solicited by the Board of Directors for the
            Annual Meeting of Shareholders -- May 21, 1998

      The undersigned hereby appoint(s) Alan C. Nelson and William L. Scott and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of Common Stock of NeoPath, Inc. held of record by the undersigned on March 25, 1998 at the Annual Meeting of Shareholders of the Company to be held at The Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way NE, Bellevue, Washington, at 8:30 a.m. (Pacific daylight time) on Thursday, May 21, 1998, with authority to vote upon the matters listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

         IMPORTANT -- PLEASE DATE AND SIGN ON THE OTHER SIDE.

                   Please date, sign and mail your
                 proxy card back as soon as possible!

                    Annual Meeting of Shareholders
                             NEOPATH, INC.

                             May 21, 1998




____________________________________________________________
A [x]  Please mark your votes as in this example.

The Board of Directors recommends a vote "FOR all Nominees" in Item 1, and "FOR" Item 2.

                                        WITHHOLD
                         FOR            AUTHORITY
                    all Nominees   to vote for all Nominees
(1)  ELECTION
          OF
     DIRECTORS           [ ]               [ ]

WITHHOLD for the following only: (Write the name of the nominee(s) in the space below)

____________________________________________________________

     NOMINEES: Alan C. Nelson
               Thomas A. Bonfiglio

                            FOR     AGAINST     ABSTAIN
(2)  Amendment of 1989      [ ]       [ ]        [ ]
     Restated Stock
     Option Plan

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

I plan to attend the Annual Meeting [ ]

PLEASE DATE,SIGN AND RETURN PROMPTLY.

SIGNATURE(S)________________________ DATE____________

NOTE: Please sign exactly as your name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.